Exhibit 10.36

BED BATH & BEYOND, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(2025 Employment Inducement Equity Incentive Plan)
Bed Bath & Beyond, Inc. (the “Company”), pursuant to its 2025 Employment Inducement Equity Incentive Plan as may be amended and/or restated from time to time (the “Plan”), hereby grants to the participant under the Plan (the “Participant”) restricted stock units (“RSUs”) constituting the right to purchase the number of shares of the Company's common stock (the “Common Stock” or “BBBY”) set forth below (the “Award”). This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement attached hereto and the Plan, a copy of which has previously been furnished to the Participant, all of which are incorporated herein in their entirety.

Participant:	[Name]
Date of Grant:	[Date]
Number of RSUs Awarded to Participant:	[# of Shares]
Purchase Price per Share:	$0.0001
Vesting Schedule:
[Participant will vest in [vest percentage] of the RSUs awarded by this Agreement, at the close of business on [date or dates], subject to the provisions of the Restricted Stock Unit Agreement attached hereto and the Plan.]

Payment:	As described in the Restricted Stock Unit Agreement, the par value for the shares must be paid in cash, by check or as consideration for past services to the Company.
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of and understands and agrees to the terms and conditions of this Grant Notice, the Restricted Stock Unit Agreement, and the Plan, and agrees that his or her signature of this Grant Notice shall also be deemed his or her signature of the attached Restricted Stock Unit Agreement. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the matters addressed herein and therein and supersede all prior oral and written agreements relating thereto, with the exception of any other awards previously granted and delivered to Participant under the Plan.

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Bed Bath & Beyond, Inc.	Participant

Print Name:
By: Adrianne Lee

Title: President & Chief Financial Officer	Signature

Date:

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BED BATH & BEYOND, INC.
RESTRICTED STOCK UNIT AGREEMENT
(2025 Employment Inducement Equity Incentive Plan)
1.     Grant. The Company hereby grants to the Participant named in the Restricted Stock Unit Grant Notice attached hereto an award of Restricted Stock Units (“RSUs”), as set forth in the Restricted Stock Unit Grant Notice and subject to the terms and conditions in this Agreement and the Company’s 2025 Employment Inducement Equity Incentive Plan (the “Plan”). When the Shares are issued pursuant to RSUs which vest in accordance with the terms hereof, the par value per Share will be deemed paid by the Participant as a result of services rendered by the Participant prior to the applicable vesting date. Terms used but not defined herein have the meanings given them in the Plan. This award of RSUs is intended to constitute an “employment inducement” award under New York Stock Exchange (“NYSE”) Rule 303A.08 and consequently is intended to be exempt from the NYSE rules regarding stockholder approval of stock option plans or other equity compensation arrangements. This Agreement and the terms and conditions of the Award shall be interpreted in accordance with and consistent with such exception.
2.     Company’s Obligation. Each RSU represents the right to receive one Share on the vesting date of that RSU. Unless and until the RSUs vest, the Participant will have no right to receive any Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.     Vesting Schedule. Subject to paragraph 4, the Participant will vest in the RSUs awarded by this Agreement according to the vesting schedule specified in the Restricted Stock Unit Grant Notice.
4.     Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of any or all of the RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator.
5.     Forfeiture upon Termination as Service Provider. Except as otherwise determined by the Administrator, if the status of the Participant as a Service Provider is terminated for any reason or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon terminate and be forfeited at no cost to the Company and without any payment to the Participant.
6.     Payment upon Vesting. Any RSUs that vest will be paid to the Participant (or in the event of the Participant's death, to his or her estate or designated beneficiaries) in Shares within ten (10) days following the date those RSUs vest in accordance with the vesting schedule set forth in the Restricted Stock Unit Grant Notice or as soon thereafter as practicable, subject to the tax withholding provisions of paragraph 8. For each RSU that vests, the Participant will receive one Share. In no event shall the Shares be issued later than the fifteenth (15th) day of the third (3rd) calendar month following the calendar year in which such RSUs vest. Notwithstanding anything herein to the contrary, the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which the Shares shall be issued.

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7.     Payments after Death. Any distribution or delivery of Shares to be made to the Participant in accordance with the provisions of this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate or the designated beneficiary or beneficiaries of the RSUs. The Shares shall be issued on the issuance date determined in accordance with the provisions of paragraph 6. Any such administrator, executor or beneficiary must furnish the Company with (a) written notice of his or her status as such and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. The Participant may make a beneficiary designation with respect to the RSUs by filing the appropriate form with the Administrator or its designate
8.     Adjustment in Shares. Should any event described in Section 16(a) of the Plan occur, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award as permitted by the Plan. Such adjustments shall be made in such manner as the Administrator deems appropriate so as to prevent dilution or enlargement of the benefits intended to be made available hereunder.
9.     Withholding of Taxes. When the Shares are issued as payment for vested RSUs, the Company will withhold a portion of the Shares that have an aggregate Fair Market Value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or such higher withholding rate as may be determined by the Company, which rate shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid adverse accounting consequences), unless the Company, in its sole discretion, either requires or otherwise permits the Participant to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no cash payment due the Participant for the value of any Share withheld in excess of the tax obligation as a result of such rounding. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Participant with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition, and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Participant, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All income and other taxes related to the RSU award, and any Shares delivered in payment thereof are the sole responsibility of the Participant. By accepting this RSU award, the Participant expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 9.
10.     Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares are issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker.

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11.     No Right to Employment. The Participant’s employment or other Service Provider status with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Participant’s employment or other Service Provider status with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing or retaining the Participant (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service relationship of the Participant at any time for any reason whatsoever, with or without good cause or notice.
12.     Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at 433 W. Ascension Way, 3rd Floor, Murray, Utah, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically. Any notice to be given to Participant shall be addressed to Participant at the address most recently found in the Company’s personnel records.
13.     Grant Not Transferable. Except to the limited extent provided in paragraph 7, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
14.     Restrictions on Sale of Securities. Subject to the provisions of paragraph 16, the Company shall use its reasonable efforts to assure that the offering of Shares to be issued in payment of the vested RSUs is registered under the federal securities laws or qualifies for an available exemption from such registration requirements. However, any sale of any Shares by the Participant will be subject to the Company's Insider Trading Policy as amended from time to time and any other policies adopted by the Company relating to the sale of Company Common Stock and any market blackout-period that may be imposed by the Company. Further, the Participant is solely responsible for ensuring that any sale complies with all applicable securities laws.
15.     Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.     Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate or beneficiary), such issuance will not occur unless and until such listing, registration, qualification, consent or approval have been effected or obtained, free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. In no event, however, shall any

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Shares be issued in contravention of applicable federal and state securities laws or other regulatory requirements.
17.     Plan Governs. This Agreement and the Restricted Stock Unit Grant Notice are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Restricted Stock Unit Grant Notice and one or more provisions of the Plan, the provisions of the Plan will govern.
18.     Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and the Restricted Stock Unit Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company, and all other persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Restricted Stock Unit Grant Notice, or this Agreement.
19.     Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.     Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
21.     Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties regarding the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with applicable law, including without limitation Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this RSU award.
22.     Amendment, Suspension or Termination of the Plan. By accepting this RSU award, the Participant expressly warrants that he or she has received a right to purchase stock under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.
23.     Electronic Delivery. The Company may, in its sole discretion, decide to deliver any notices required or permitted hereunder or under the Plan and any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By accepting

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this RSU award, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
24.     Notice of Governing Law. This RSU award shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to principles of conflict of laws.
25.     Section 409A.   Payments under this Agreement are intended to be exempt from, or comply with, the provisions of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and this Agreement shall be administered and construed accordingly. If any payment, compensation or other benefit provided to the Participant in connection with his or her employment termination is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Participant is a specified employee as defined in Section 409A(2)(B)(i), no part of such payments shall be paid unless Participant’s termination is also his or her “separation from service” (as defined in Section 409A) and no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the date of termination (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of termination and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date. For purposes of Section 409A, all payments with respect to the RSUs are hereby designated as separate payments from any other payments or benefits to which the Participant is entitled (whether under the Plan, any other agreement, or any non-qualified deferred compensation or arrangement to which the Participant is a party or in which the Participant is a participant).

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